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                          SUPPLEMENTAL INFORMATION



THE FOLLOWING ITEMS WILL BE MAILED TO OUR SHAREHOLDERS:


1.  Notice of Annual Shareholders' Meeting.

2.  Proxy .

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[LOGO APPEARS HERE]


                          Hardwick Holding Company
                              Hardwick Square
                            Post Office Box 1367
                         Dalton, Georgia  30722-1367


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held March 19, 1999

     The annual meeting of the shareholders of Hardwick Holding Company (the "Company") will be held on Friday, March 19,1999, at 4:00 p.m. Dalton, Georgia time, at the Dalton Golf & Country Club, 2000 Cleveland Highway, Dalton, Georgia 30720, for the purpose of considering and voting upon:

     1. The election of (9) directors to constitute the Board of Directors and to serve until the next annual meeting and until their successors are elected and qualified.

     2. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business February 28, 1999, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A proxy solicited by the Board of Directors is enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

                              By Order of the Board of Directors


                              /s/ Michael Robinson
                              Michael Robinson, Secretary


Dalton, Georgia
March  9, 1999

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                                    PROXY

                          HARDWICK HOLDING COMPANY
                               Dalton, Georgia


WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICE SPECIFIED BELOW, AND IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, EXCEPT TO THE EXTENT AUTHORITY TO DO SO IS WITHHELD AS TO ANY ONE OR MORE DIRECTORS.

     The undersigned shareholders of Hardwick Holding Company (the "Company") hereby appoints Kenneth E. Boring and James M. Boring, Jr., or either of them with full power of substitution to each, the proxies of the undersigned to vote, as designated below, the shares of the undersigned at the annual meeting of shareholders to be held on March 19, 1999 and any adjournment thereof.

          (a)  THE ELECTION OF DIRECTORS

          _____ For all nominees listed below (except as marked to the contrary below).

          _____WITHHOLD AUTHORITY to vote for all nominees listed below.


James M. Boring, Jr.               David J. Lance

Kenneth E. Boring                  Marshall R. Mauldin

Wayne R. Broaddus                  Norman McCoy

Robert M. Chandler                 Michael Robinson

Richard R. Cheatham

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Hardwick Holding Company
Proxy-Annual Meeting
March 19, 1999
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          (b)  IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting and any adjournment thereof.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSALS AS STATED ABOVE.

Please date and sign this Proxy exactly as your name appears below:

Dated: __________________,1999

____________________________

____________________________